Michael E. Gabor ISBA # 13151


LEASE - BUSINESS PROPERTY - SHORT FORM

         THIS AGREEMENT, made and entered into this _______ day of May, 2003, by and between Kossuth County Agricultural Association (a/k/a Kossuth County Fair Board) ("Landlord"), whose address, for the purpose of this lease, is Kossuth County Courthouse, 114 West State Street, Algona, IA 50511, and Hydrogen Engine Center, Inc. ("Tenant"), whose address for the purpose of this lease is 700 East Fair Street, Algona, IA 50511.

         The parties agree as follows:

         1. PREMISES AND TERM. Landlord leases to Tenant the following real estate, situated in Kossuth County, Iowa:

         The property commonly known as the "Old Armory" at 700 East Fair Street, Algona, Iowa, and more particularly described on Exhibit A attached hereto and by this reference made a part hereof.

together with all improvements thereon, and all rights, easements and appurtenances thereto belonging, for a term beginning on the 1st day of June, 2003, and ending on the 30th day of May, 2006, upon the condition that Tenant performs as provided in this lease.

         2. RENT. Tenant agrees to pay Landlord as rent $ 600.00 per month, in advance commencing on the 1st day of June, 2004, and on the 01 day of each month thereafter, during the term of this lease. Rent for any partial month shall be prorated as additional rent. Tenant shall also pay: all utilities and insurance.
         All sums shall be paid at the address of Landlord, or at such other place as Landlord may designate in writing. Delinquent payments shall draw interest at 7 % per annum.

         3. POSSESSION. Tenant shall be entitled to possession on the first day of the lease term, and shall yield possession to Landlord at the termination of this lease. SHOULD LANDLORD BE UNABLE TO GIVE POSSESSION ON SAID DATE, TENANT'S ONLY DAMAGES SHALL BE A PRO RATA ABATEMENT OF RENT.

         4. USE. Tenant shall use the premises only for hydrogen engine research, production and manufacturing.

         5. CARE AND MAINTENANCE.
         (a) Tenant takes the premises as is, except as herein provided.
         (b) Landlord shall keep the following in good repair: roof, exterior walls, foundation, sewer, plumbing, heating, wiring, air conditioning, plate glass, windows and window glass, parking area, driveways, sidewalks, exterior decorating, interior decorating, Landlord shall not be liable for failure to make any repairs or replacements unless Landlord fails to do so within a reasonable time after written notice from Tenant.


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         (c)  Tenant  shall   maintain  the  premises  in  a  reasonable   safe,
serviceable, clean and presentable condition, and except for the repairs and replacements provided to be made by Landlord in subparagraph (b) above, shall make all repairs, replacements and improvements to the premises, INCLUDING ALL CHANGES, ALTERATIONS OR ADDITIONS ORDERED BY ANY LAWFULLY CONSTITUTED GOVERNMENT AUTHORITY DIRECTLY RELATED TO TENANT'S USE OF THE PREMISES. Tenant shall make no structural changes or alterations without the prior written consent of Landlord. Unless otherwise provided, and if the premises include the ground floor, Tenant agrees to remove all snow and ice and other obstructions from the sidewalk on or abutting the premises.

         6. UTILITIES AND SERVICES. Tenant shall pay for all utilities and services which may be used on the premises. Landlord shall not be liable for damages for failure to perform as herein provided, or for any stoppage for needed repairs or for improvements or arising from causes beyond the control of Landlord, provided Landlord uses reasonable diligence to resume such services.

         7. SURRENDER. Upon the termination of this lease, Tenant will surrender the premises to Landlord in good and clean condition, except for ordinary wear and tear or damage without fault or liability of Tenant. Continued possession, beyond the term of this Lease and the acceptance of rent by Landlord shall constitute a month-to-month extension of this lease.

         8. ASSIGNMENT AND SUBLETTING. No assignment or subletting, either voluntary or by operation of law, shall be effective without the prior written consent of Landlord, which consent shall not unreasonably be withheld.

         9. INSURANCE.
         A. PROPERTY INSURANCE. Landlord and Tenant agree to insure their respective real and personal property for the full insurable value. Such insurance shall cover losses included in the Insurance Services Office Broad Form Causes of Loss (formerly fire and Landlord and extended coverage). To the extent permitted by their policies the Landlord and Tenant waive all rights of recovery against each other.

         B. LIABILITY INSURANCE. Tenant shall obtain commercial general liability insurance in the amounts of $1,000,000.00 each occurrence and $1,000,000.00 annual aggregate per location. This policy shall be endorsed to include the Landlord as an additional insured.

         10. LIABILITY FOR DAMAGE. Each party shall be liable to the other for all damage to the property of the other negligently, recklessly or intentionally caused by that party (or their agents, employees or invitees), except to the extent the loss is insured and subrogation is waived under the owner's policy.

         11. INDEMNITY Except for any negligence of Landlord, Tenant will protect, defend, and indemnify Landlord from and against any and all loss, costs, damage and expenses occasioned by, or arising out of, any accident or other occurrence causing or inflicting injury or damage to any person or property, happening or done in, upon or about the premises, or due directly or indirectly to the tenancy, use or occupancy thereof, or any part thereof by Tenant or any person claiming through or under Tenant.

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         12. DAMAGE.  In the event of damage to the premises,  so that Tenant is unable to conduct business on the premises, this lease may be terminated at the option of either party. Such termination shall be effected by notice of one party to the other within twenty days after such notice; and both parties shall thereafter be released from all future obligations hereunder.

         13. MECHANICS' LIENS. Neither Tenant, nor anyone claiming by, through, or under Tenant, shall have the right to file any mechanic's lien against the premises. Tenant shall give notice in advance to all contractors and subcontractors who may furnish, or agree to furnish, any material, service or labor for any improvement on the premises.

         14. DEFAULT, NOTICE OF DEFAULT AND REMEDIES.

EVENTS OF DEFAULT
-----------------

          A. Each of the  following  shall  constitute  an event of  default  by
Tenant: (1) Failure to pay rent when due; (2) failure to observe or perform any duties, obligations, agreements, or conditions imposed on Tenant pursuant to the terms of the lease; (3) abandonment of the premises. "Abandonment" means the Tenant has failed to engage in its usual and customary business activities on the premises for more than fifteen (15) consecutive business days; (4) institution of voluntary bankruptcy proceedings by Tenant; institution of involuntary bankruptcy proceedings in which the Tenant thereafter is adjudged a bankruptcy; assignment for the benefit of creditors of the interest of Tenant under this lease agreement; appointment of a receiver for the property or affairs of Tenant, where the receivership is not vacated within ten (10) days after the appointment of the receiver.

NOTICE OF DEFAULT
-----------------

          B. Landlord shall give Tenant a written notice specifying the default and giving the Tenant ten (10) days in which to correct the default. If there is a default (other than for nonpayment of a monetary obligation of Tenant, including rent) that cannot be remedied in ten (10) days by diligent efforts of the Tenant, Tenant shall propose an additional period of time in which to remedy the default. Consent to additional time shall not be unreasonably withheld by Landlord. Landlord shall not be required to give Tenant any more than three notices for the same default within any 365 day period.
REMEDIES

          C. In the event Tenant has not remedied a default in a timely manner following a Notice of Default, Landlord may proceed with all available remedies at law or in equity, including but not limited to the following: (1) Termination. Landlord may declare this lease to be terminated and shall give Tenant a written notice of such termination. In the event of termination of this lease, Landlord shall be entitled to prove claim for and obtain judgment against Tenant for the balance of the rent agreed to be paid for the term herein provided, plus all expenses of Landlord in regaining possession of the premises and the reletting thereof, including attorney's fees and court costs, crediting


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against such claim,  however,  any amount  obtained by reason of such reletting;
(2) Forfeiture. If a default is not remedied in a timely manner, Landlord may then declare this lease to be forfeited and shall give Tenant a written notice of such forfeiture, and may, at the time, give Tenant the notice to quit provided for in Chapter 648 of the Code of Iowa.

         15. SIGNS. Landlord, during the last ninety days of this lease, shall have the right to maintain on the premises either or both a "For Rent" or "For Sale" sign. Tenant will permit prospective tenants or buyers to enter and examine the premises.

         16. NOTICES AND DEMANDS. All notices shall be given to the parties hereto at the addresses designated unless either party notifies the other, in writing, of a different address. Without prejudice to any other method of notifying a party in writing or making a demand or other communication, such notice shall be considered given under the terms of this lease when it is deposited in the U.S. Mail, registered or certified, properly addressed, return receipt requested, and postage prepaid.

         17. PROVISIONS BINDING. Each and every covenant and agreement herein contained shall extend to and be binding upon the respective successors, heirs, administrators, executors and assigns of the parties hereto.

         18. ADDITIONAL PROVISIONS.

         OPTION TO RENEW/EXTEND. At the option of the Tenant, this Lease may be renewed or extended for two additional one-year terms. Notice of such renewal shall be given by Tenant to Landlord more than thirty (30) days in advance of the expiration of the lease term. If such renewal/extension is exercised for the first year, the rent shall be Six Hundred Fifty Dollars ($650.00) per month. If such renewal/extension is exercised for the second year, the rent shall be Seven Hundred Dollars ($700.00) per month.

         GOVERNMENTAL PERMITS/APPROVALS. This lease is subject to and contingent upon issuance of all necessary building permits and zoning approvals of the City of Algona. If any necessary permit or approval has not been issued or granted before June 16, 2003, the Lease shall terminate and be of no force and effect.

         IMPROVEMENTS. The parties jointly recognize that Tenant intends to make improvements to the building including, but not limited to: HVAC replacement and improvements, painting, carpeting and office remodeling. It is agreed that any and all improvements shall inure to the benefit of the building and, therefore, the Landlord. Any and all building alterations or structural modifications shall be subject to the prior approval of Landlord or its representative. Tenant shall have the right to make such improvements at any time after the execution hereof and prior to the date of occupancy as set forth in paragraph 1 hereof.

         FAIR TIME USE. Annually, Tenant shall make available to Landlord the use of the "center" portion of the structure for a period of seven (7) days commencing on the Monday of "fair week". Landlord and Tenant mutually agree to work together to address access and security issues at said times.

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LANDLORD:                                        TENANT:

KOSSUTH COUNTY AGRICULTURAL ASSOCIATION
(A/K/A KOSSUTH COUNTY FAIR BOARD)            HYDROGEN ENGINE CENTER, INC.

By: /s/ Thomas Henry                         By: /s/ Theodore G. Hollinger
   -------------------------------------        --------------------------------
     Thomas Henry, Chairman/President        Theodore G. Hollinger, President

By: /s/ Kim Ruby
   ------------------------------------
     Kim Ruby, Secretary


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                     LEASE - BUSINESS PROPERTY - SHORT FORM
                         THE IOWA STATE BAR ASSOCIATION
                              Official Form No. 165
                             Recorder's Cover Sheet

Preparer Information: (name, address and phone number)
Michael E. Gabor, 111 North Dodge Street, Algona, IA  50511,
                  Phone: (515) 295-3565

Taxpayer Information: (name and complete address)
Hydrogen Engine Center, Inc.
700 East Fair Street
Algona, IA  50511

Return Document To: (name and complete address)
Michael E. Gabor
111 North Dodge Street
Algona, IA  50511

Grantors:
Kossuth County Agricultural Association (a/k/a Kossuth County Fair Board)

Grantees:
Hydrogen Engine Center, Inc.

Legal Description:  See Page 2

Document or instrument number of previously recorded documents:
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